UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Preliminary Proxy Statement
Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Section 240.14a-12

eCollege.com

____________________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

____________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of eCollege.com (the "Company"), which will be held on September 6, 2006, at 10:00 a.m. local time, at One North LaSalle Street, Suite 1800, Chicago, Illinois 60602.

At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect six (6) directors of the Company; (ii) to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and (iii) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope as promptly as possible. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of the Company's 2005 Annual Report has been mailed concurrently with this document to all stockholders entitled to notice of and to vote at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Oakleigh Thorne Chief Executive Officer and Chairman of the Board

Chicago, Illinois

August 9, 2006

IMPORTANT

PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE, IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE, SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

eCollege.com

One North LaSalle Street

Suite 1800

Chicago, Illinois 60602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 6, 2006

To the Stockholders of eCollege.com:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of eCollege.com, a Delaware corporation (the "Company"), will be held on September 6, 2006, at 10:00 a.m. local time, at One North LaSalle Street, Suite 1800, Chicago, Illinois, 60602, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect six (6) directors to serve one-year terms ending at the next Annual Meeting of Stockholders or until successors are duly elected and qualified;
2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and
3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on July 12, 2006 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive office of the Company.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please mark, date, sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and/or addresses, each proxy should be signed and returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Oakleigh Thorne Chief Executive Officer and Chairman of the Board

Chicago, Illinois

August 9, 2006

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

eCollege.com

One North LaSalle Street

Suite 1800

Chicago, Illinois 60602

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 6, 2006

General

The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of eCollege.com, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on September 6, 2006 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. local time, at One North LaSalle Street, Suite 1800, Chicago, Illinois, 60602. These proxy solicitation materials will be mailed on or about August 9, 2006 to all stockholders entitled to vote at the Annual Meeting.

Voting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On July 12, 2006, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 22,205,284 shares of the Company's common stock, $.01 par value, were issued and outstanding. No shares of the Company's preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on July 12, 2006. Stockholders may not cumulate votes in the election of directors.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Directors are elected by a plurality vote. Proposal 2, approving the ratification of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006, will be decided by the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on such matter. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions with respect to Proposal 2 will be treated as shares present or represented and entitled to vote on that matter and will thus have the same effect as a vote against Proposal 2. If shares are not voted by the broker who is the record holder of the shares, if shares are not voted in other circumstances in which proxy authority is defective or shares have been withheld with respect to any matter, these non-voted shares are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained.

Proxies

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified on that form. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of each director proposed by the Board of Directors unless the authority to vote for the election of any such director is withheld. If no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice and Proxy Statement and, with respect to any other proposals properly brought before the Annual Meeting, as the Board of Directors recommends. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at One North LaSalle Street, Suite 1800, Chicago, Illinois 60602, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward copies of the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. Such individuals, however, will not be compensated by the Company for those services. The Company does not presently intend to solicit proxies other than by mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to serve until the next Annual Meeting or until a successor for such director is elected and qualified, or until the earlier death, resignation or removal of such director. It is intended that the proxies will be voted for the six nominees named below for election to the Board of Directors unless authority to vote for any such nominee is withheld. All of the nominees are currently directors of the Company who were elected by the stockholders at the last annual meeting and were nominated by the Board of Directors. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES

Set forth below is information regarding the nominees to the Board of Directors.

Name	Position(s) with the Company	Age	First Elected Director
Oakleigh Thorne	Chairman and Chief Executive Officer	48	1998
Jack W. Blumenstein(1)	Director	63	1998
Christopher E. Girgenti(2)(3)	Director	43	1997
Douglas H. Kelsall	Director, President and Chief Operating Officer	52	2002
Jeri L. Korshak(2)(3)	Director	52	1999
Robert H. Mundheim(1)(2)(3)	Director	73	2001
___________
(1) Member of the Nominating Committee (2) Member of the Compensation Committee (3) Member of the Audit Committee

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of all of the nominees listed above.

Business Experience of Nominees For Election As Directors

Oakleigh Thorne has served as our Chief Executive Officer since May 30, 2000 and as a member of our Board of Directors since February 1998. Mr. Thorne has been the co-President of Blumenstein/Thorne Information Partners, L.L.C. since October 1996, and is a co-founder of this private equity investment firm. From September 1986 to August 1996, Mr. Thorne served in various management positions, including most recently as President and Chief Executive Officer, of CCH Incorporated, a leading provider of tax and business law information, software, and services. Mr. Thorne holds a Bachelor of Science degree in Journalism from Boston University and a Master of Business Administration degree from Columbia University. Mr. Thorne serves on the boards of directors of ShopperTrak, Inc. and AirCell, Inc. Mr. Thorne is also a member of various charitable boards, including the Art Institute of Chicago and the Lake Forest Open Lands Association.

Jack W. Blumenstein has served as a member of our Board of Directors since January 1998 and currently serves as chairman of our Nominating Committee. Mr. Blumenstein has been the co-President of Blumenstein/Thorne Information Partners, L.L.C. since October 1996, and is a co-founder of this private equity investment firm. From October 1992 to September 1996, Mr. Blumenstein held various positions with The Chicago Corporation (now ABN AMRO, Inc.), serving most recently as Executive Vice President, Debt Capital Markets Group, and a member of the board of directors. Mr. Blumenstein was President and CEO of Ardis, a joint venture of Motorola and IBM, and has held various senior management positions in product development and sales and marketing for Rolm Corporation and IBM. Mr. Blumenstein also presently is chairman and CEO of AirCell, Inc., and serves on the board of directors of ShopperTrak, Inc. and Consolidated Communications, Inc.

Christopher E. Girgenti has served as a member of our Board of Directors since June 1997 and currently serves as chairman of our Audit Committee and as a member of our Compensation Committee. Mr. Girgenti has been Senior Managing Director of New World Equities, Inc. since November 1996 and Managing Director of New World Venture Advisors, LLC since January 1998. From April 1994 through October 1996, Mr. Girgenti served as Vice President and was co-head of the technology investment banking group of The Chicago Corporation (now ABN AMRO, Inc.). He has held various corporate finance positions with Kemper Securities, Inc. and KPMG Peat Marwick. Mr. Girgenti is a Chartered Financial Analyst. Mr. Girgenti presently serves on the advisory board of Illinois Technology Enterprise Corporation - Evanston and also serves on the boards of directors of Tavve Software Company, Sportvision, Inc., Univa Corporation and Reserve Brands, Inc.

Douglas H. Kelsall has served as the Company’s President and Chief Operating Officer since November 2003 and as a member of our Board of Directors since August 2002. Mr. Kelsall served as our Executive Vice President from November 2000 to November 2003, as Chief Financial Officer and Treasurer from September 1999 to May 2004 and as Secretary from November 2000 to July 2004. From July 1997 to August 1999, Mr. Kelsall served as Chief Financial Officer of TAVA Technologies, Inc.; from December 1995 to June 1997, he served as Chief Financial Officer of Evolving Systems, Inc.; and from June 1993 to December 1995, he served as President of Caribou Capital Corporation. Prior to that time, Mr. Kelsall served in various management and vice president positions at Colorado National Bank. Mr. Kelsall holds a Bachelor of Arts degree from the University of Colorado and a Master of Business Administration degree from the University of Denver. Mr. Kelsall presently serves on the boards of directors of Caribou Capital Corporation, the Colorado Institute of Technology and Smart Move LLC.

Jeri L. Korshak has served as a member of our Board of Directors since February 1999 and is currently a member of our Audit and Compensation Committees. Ms. Korshak has over twenty years of experience in marketing and business development. Since 2001, Ms. Korshak has been an independent consultant. Prior to that time, Ms. Korshak served as Senior Vice President of Marketing and Business Development for AuraServ Communications from June 2000 to March 2001 and Vice President of Strategy for MediaOne Group from June 1998 to June 2000. Ms. Korshak was Vice President and General Manager of US WEST Dex-Mountain Region from September 1995 to May 1998, and Vice President and General Manager of Interactive Television of US WEST Multimedia from November 1994 to September 1995. In these and other positions, Ms. Korshak has been involved in developing and introducing interactive services.

Robert H. Mundheim has served as a member of our Board of Directors since January 2001 and currently serves as chairman of our Compensation Committee and as a member of our Audit and Nominating Committees. Mr.

Mundheim has been Of Counsel to Shearman & Sterling LLP since March 1999. Mr. Mundheim formerly held the position of Senior Executive Vice President and General Counsel of Salomon Smith Barney Holdings Inc. Before that he was Executive Vice President and General Counsel of Salomon Inc., a firm which he joined in September 1992. Prior to joining Salomon Inc., Mr. Mundheim was Co-Chairman of the New York law firm of Fried, Frank, Harris, Shriver & Jacobson. Until 1992, Mr. Mundheim was the University Professor of Law and Finance at the University of Pennsylvania Law School, where he had taught since 1965. He served as Dean of that institution from 1982 through 1989. Among his other professional activities, Mr. Mundheim has been General Counsel to the U.S. Treasury Department (1977-1980); Special Counsel to the Securities and Exchange Commission (1962-1963); and Vice Chairman, Governor-at-Large and a member of the Executive Committee of the National Association of Securities Dealers (1988-1991). He is a trustee of the American Academy in Berlin, a trustee of the New School University and a member of the Council of the American Law Institute. Mr. Mundheim also serves on the supervisory board of Hypo Real Estate Holdings AG and the board of directors of Arnhold & S. Bleichroeder, Inc.

Other Executive Officers of the Company

Reid E. Simpson, 49, has served as the Company’s Chief Financial Officer since May 2004. From September 1999 to April 2004, Mr. Simpson served as executive vice president and CFO of CCC Information Services (CCC), a publicly-held company providing software and services to the automobile claims industry. Mr. Simpson previously held CFO positions at The Signature Group and Delphi Information Systems. Additionally, Mr. Simpson spent 16 years with Dun & Bradstreet Corporation where he held a number of senior finance positions, including CFO for three of the corporation’s businesses: Dun & Bradstreet Plan Services, Nielsen Marketing Research and DonTech. Mr. Simpson holds a Bachelor of Science in Accounting from Michigan State University.

Marguerite M. Elias, 52, has served as the Company’s Senior Vice President, General Counsel and Secretary since July 2004. From January 2004 until joining eCollege, Ms. Elias was a partner in the law firm of Hogan Marren, Ltd. From April 2001 to December 2003, Ms. Elias served as senior vice president and general counsel of Centerprise Advisors, Inc., a national professional services firm. Prior to that time, Ms. Elias was in private practice focusing on securities and corporate law. She was a partner in Katten Muchin Zavis from August 1995 to April 2001 and an associate at Skadden Arps Slate Meagher and Flom from September 1986 to July 1995. Ms. Elias received a Bachelor of Arts degree in Economics from Northwestern University and a Juris Doctor degree from Loyola University of Chicago School of Law.

Robert S. Haimes, 45, was named Chief Marketing Officer of the Enrollment Division in May 2006 and continues to serve as a Senior Vice President of eCollege, a position he has held since 2001. Mr. Haimes served as Chief Operating Officer of the Enrollment Division from March 2005 to May 2006, as our Senior Vice President of Strategy from January 2004 to March 2005, as our Senior Vice President of Strategy and Market Communication from January 2003 to January 2004, as our Senior Vice President of Market and Product Management from August 2001 to January 2003 and as our Vice President of Marketing from November 1999 through August 2001. From 1996 to 1999, he served as the Brand Marketing Director and the Director of Market Development for Coors Brewing Company. From 1995 to 1996, Mr. Haimes was Director of New Products and New Business Development at Boston Chicken, Inc. Prior to September 1995 Mr. Haimes held positions in brand management, new business development and operations management at Procter and Gamble. Mr. Haimes holds a Bachelor of Science degree in Mechanical Engineering from the University of Cincinnati and a Master of Business Administration degree from Xavier University.

Thomas L. Dearden, 49, has served as Chief Executive Officer of the Enrollment Division since March 2005. He previously served as President and Chief Operating Officer of the Enrollment Division from October 31, 2003 until March 2005, as Executive Vice President and Chief Operating Officer of Datamark, Inc. from June 2000 to October 2003 and as Vice President of Operations for the Datamark division of Focus Direct, Inc. from 1998 to June 2000. Mr. Dearden joined Datamark in 1989 as the original member of its creative staff. Before joining Datamark, Mr. Dearden was a founder of and senior partner in Bennett/Allen Associates, a Salt Lake City-based advertising agency. Mr. Dearden serves as the Industry Co-Chair of the Utah Postal Customer Council. Mr. Dearden holds a Bachelor of Fine Arts degree from the University of Utah.

Matthew T. Schnittman, 34, has served as President of the eLearning Division since April 2005. He previously served as Executive Vice President/General Manager of the eLearning Division from November 2003 to

April 2005, as Senior Vice President of Account Management from January 2003 to November 2003 and as Vice President of Professional Services from July 2001 to January 2003. Mr. Schnittman served as our Director of Strategic Planning and Analysis from July 1999 to June 2001. Before joining eCollege, Mr. Schnittman worked at PricewaterhouseCoopers from June 1998 to June 1999 in the Management Consulting Strategy group, where he provided strategic consulting services to Fortune 1000 companies. From January 1995 to June 1997, Mr. Schnittman was employed by CCD, LLP, a consulting boutique focused on consumer product strategy. Mr. Schnittman holds a Bachelor of Science degree in Business and Public Administration in Marketing from the University of Arizona and a Master of Business Administration degree in Management and Strategy, Finance and Marketing from JL Kellogg Graduate School of Management.

Vance Allen, 39, was named Chief Technology Officer of the Company in August 2006. He previously served as our Vice President of Engineering from June 2005 through July 2006, as Vice President of Product Systems Engineering from April 2000 to June 2005, as Director of Product Systems Development from September 1999 to April 2000 and as Director of Systems Development from August 1998 to September 1999. Mr. Allen received a Bachelor of Arts degree in Mathematics from Pomona College and a Juris Doctor degree from the University of Colorado School of Law.

Executive Officers’ Terms

All executive officers are elected by the Board of Directors of the Company or Datamark, Inc., as applicable, to serve in their respective capacities until their successors are elected and qualified or until their earlier resignation or removal.

Board and Committee Meetings

The Board of Directors held seven meetings during fiscal year 2005. Each individual serving as a member of the Board of Directors during fiscal year 2005 attended or participated in at least seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held during the fiscal year and (ii) the total number of meetings held by all committees on which such director served during the fiscal year. Independent directors meet regularly in executive sessions without management. The Board of Directors does not have a formal policy regarding attendance at annual meetings of stockholders. Mr. Thorne attended the Special Meeting of Stockholders and the Annual Meeting of Stockholders in 2005.

The Board of Directors has three committees: the Compensation Committee, the Audit Committee and the Nominating Committee.

Compensation Committee. The Compensation Committee of the Board of Directors held seven meetings during fiscal year 2005. The Compensation Committee is currently comprised of Directors Mundheim (Chairman), Girgenti and Korshak, all of whom are independent under Nasdaq Marketplace Rule 4200(a)(15). The Compensation Committee sets the compensation and compensation plans for the Chief Executive Officer and the President and Chief Operating Officer, and reviews and approves the compensation and compensation plans of the Company's Chief Financial Officer, Chief Technology Officer, General Counsel, Senior Vice Presidents, division presidents and any other employees who are among the Company's five most highly paid employees. The Compensation Committee also provides guidance concerning general policy matters relating to compensation and benefits of the Company's employees and administers the Company's stock-based compensation and stock purchase plans. The Compensation Committee is governed by a written charter which is posted on our website at www.eCollege.com. For more information, please see the "Compensation Committee Report."

Audit Committee. The Audit Committee of the Board of Directors held 11 meetings during fiscal year 2005. The Audit Committee, which is currently comprised of Directors Girgenti (Chairman), Korshak and Mundheim, selects, evaluates and, where appropriate, replaces the Company's independent registered public accounting firm, and reviews the scope and timing of its audit services, the independent registered public accounting firm's report on the Company's financial statements following completion of its audit, the Company's critical accounting policies and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee is responsible for maintaining procedures for (i) the receipt, retention and treatment of complaints received by the

Company regarding accounting, internal accounting controls, disclosure controls and auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. All of the members of the Audit Committee are independent under Nasdaq Marketplace Rule 4200(a)(15), and the Board has determined that Mr. Girgenti is an audit committee financial expert as defined by Securities Exchange Commission (“SEC”) rules and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A under the Securities and Exchange Act of 1934, as amended (“Exchange Act”). The Audit Committee is governed by a written charter which is posted on our website at www.eCollege.com. For more information, please see the "Audit Committee Report."

Nominating Committee. The Nominating Committee of the Board of Directors held two meetings during fiscal year 2005. Directors Blumenstein (Chairman) and Mundheim, both of whom are independent under NASDAQ Marketplace Rule 4200(a)(15), are the members of the Nominating Committee. The Nominating Committee is responsible for identifying, evaluating and recommending to the Board of Directors nominees for Board and committee membership. The Nominating Committee is governed by a written charter which is posted on our website at www.eCollege.com.

Nomination of Directors

The Nominating Committee will consider candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating Committee does not evaluate candidates differently based on who has made the proposal. Stockholders who wish to suggest qualified candidates should write to Marguerite Elias, Corporate Secretary, at the Company’s principal executive office. These recommendations should include detailed biographical information concerning the nominee, his or her qualifications to become a member of the Board, and a description of any relationship the nominee has to the stockholder making the recommendation or to other stockholders of the Company. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director, subject to the candidate’s due diligence of the Company, should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of stockholders of the Company must comply with the procedures outlined under “Stockholder Proposals for 2007 Annual Meeting.”

While the Nominating Committee does not have minimum qualification requirements for candidates, it does assess whether candidates have good business judgment, high ethical standards, substantial experience in the Company’s line of business or other applicable fields such as science or technology, and ability to prepare for and attend Board meetings, committee meetings and stockholder meetings. Successful director nominees to date have included candidates with proven expertise in business law; capital markets; investment; corporate strategy, including marketing, sales, and business management; and education. The Nominating Committee also considers whether candidates would add to the diverse composition of the Board of Directors and whether such candidates can approach issues independently but can also function effectively in a collegial setting.

Stockholder Communications with the Board of Directors

Company stockholders may communicate with the Board by addressing their communications to one or more of our directors to our principal executive office at One North LaSalle Street, Suite 1800, Chicago, Illinois 60602. The Company may screen such communications to ensure that the Company forwards only material that is germane to the Company’s business to each director to whom the correspondence is addressed.

Director Compensation

All non-employee directors are reimbursed for their reasonable travel expenses incurred in connection with attending the Company's meetings.

On February 15, 2005 the Board of Directors approved the eCollege.com 2005 Outside Directors Compensation Plan (the "Directors Compensation Plan"), which plan took effect on January 1, 2005. The Directors Compensation Plan provides for the payment of a $15,000 annual cash retainer to each non-employee director for services performed as a member of the Board of Directors. The Directors Compensation Plan also provides for the payment of an annual cash retainer to each non-employee director for each committee of the Board of Directors on which he or she serves, as follows:

	Committee Member	Committee Chair
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Nominating Committee	$5,000	$7,500

Each non-employee director may elect to defer all or a portion of the annual cash retainers payable to him or her in a particular year and in such case the director will receive a grant of deferred stock units that are issued pursuant to the Stock Issuance Program established under the Company’s 1999 Stock Incentive Plan (the “1999 Plan”). The number of deferred stock units credited to a non-employee director's stock account will equal the amount of compensation he or she has deferred divided by the fair market value of a share of Common Stock on the day the compensation would otherwise have been paid to the non-employee director.

In addition to the cash retainers, the Directors Compensation Plan provides that each individual who becomes a non-employee director on or after January 1, 2005 will receive a grant of 4,000 deferred stock units (an “Initial Grant”) on the first business day coinciding with or immediately following the date his or her service on the Board of Directors commences. The Company’s current non-employee directors will not receive such grants. The Directors Compensation Plan also provides that on the first business day in January of each year, each non-employee director will receive a grant (an "Annual Grant") of 2,000 deferred stock units. With respect to the Company’s current non-employee directors, Mr. Mundheim received an Annual Grant on January 2, 2006 and Messrs. Blumenstein, Girgenti and Ms. Korshak will begin to receive Annual Grants in 2007. Individuals who become outside directors after January 1, 2005 will receive Annual Grants beginning in the year after the year in which service as a member of the Board of Directors commenced. Initial Grants vest in monthly increments over a three-year period, subject to acceleration upon a change in control of the Company, and Annual Grants vest immediately upon grant.

Change in Certifying Accountant

On June 29, 2005, KPMG LLP (“KPMG”) advised the Company that KPMG had declined to stand for re-election as the Company’s independent registered public accounting firm, effective upon completion of the review of the Company’s interim financial statements as of June 30, 2005 and for the three- and six- month periods then ended and the filing by the Company of its Form 10-Q for the period ended June 30, 2005 with the SEC.  On August 11, 2005, upon the completion of KPMG's review of the Company's interim financial statements as of June 30, 2005 and the filing of the Company's Form 10-Q for the period ended June 30, 2005, the services of KPMG as the Company's principal accountants ceased.

In connection with the audits of the two fiscal years ended December 31, 2004, and the subsequent interim period through August 11, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2004 and December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s reports on the Company’s consolidated financial statements for the years ended December 31, 2004 and 2003 included separate paragraphs which stated the following: “As discussed in note 2, effective January 1, 2003, the Company changed its method of accounting for stock-based employee compensation by adopting the fair value method prospectively from that date,” and KPMG’s report on the Company’s consolidated financial statements for the year ended December 31, 2003 also included a separate paragraph which stated the following: “As discussed in note 2, the consolidated financial statements as of and for the year ended December 31, 2003 have been restated.”

The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria, and contains explanatory paragraphs that state:

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“The Company’s policies and procedures do not provide for effective analysis of and implementation of new accounting pronouncements. Prior to the issuance of the Company’s June 30, 2004 interim financial statements, a material error was identified in the accounting for the Company’s Employee Stock Purchase Plan under SFAS No. 123, Accounting for Stock-Based Compensation, which the Company voluntarily adopted in 2003. In August 2004 the Company restated its financial statements as of and for the year ended December 31, 2003 and as of and for the interim period ended March 31, 2004.

•

The Company does not have sufficient policies and procedures related to the preparation of accounting records and the financial close, consolidation and financial reporting processes. Specifically, deficiencies were noted in the following areas: (a) inadequate staffing of the eLearning division accounting function, exacerbated by high staff turnover during the second half of 2004; (b) inadequate training, especially in technical accounting areas; (c) inadequate documentation of accounting policies and procedures; (d) inadequate documentation of accounting entries and related reports; (e) inadequate documentation and support for the financial close process; and (f) inadequate policies and procedures to require review and approval of accounting entries, account reconciliations and consolidation calculations. These deficiencies resulted in errors in the financial statements, which were identified and corrected prior to the issuance of the 2004 consolidated financial statements. These deficiencies result in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements would not be prevented or detected on a timely basis by employees in the normal course of performing their assigned functions.

•

The Company has deficiencies in certain controls related to fraud prevention: (a) inadequate segregation of duties in the eLearning division and corporate accounting groups; and (b) lack of monitoring of the whistleblower hotline. As a result, there is more than a remote likelihood that misappropriation of assets could occur or adjustments could be made to the annual or interim consolidated financial statements and not be prevented or detected on a timely basis by employees in the normal course of performing their assigned functions.

•

The Company does not have adequate procedures related to properly determining sales and use tax liabilities in certain taxing jurisdictions. This deficiency resulted in an understatement of sales and use tax liabilities in the Company’s financial statements. The related errors were identified and corrected prior to the issuance of the 2004 consolidated financial statements. This deficiency results in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements would not be prevented or detected on a timely basis by employees in the normal course of performing their assigned functions.

•

The Company lacks sufficient personnel resources with adequate expertise to provide for: (a) the timely preparation of comprehensive documentation supporting management’s analysis of the appropriate accounting treatment for non-routine and complex transactions; and (b) the review of such documentation by internal staff or outside advisors to determine its completeness and the propriety of the conclusions. This deficiency resulted in material errors in the accounting for income taxes and other errors in the financial statements.”

During the years ended December 31, 2004 and December 31, 2003 and the subsequent interim period through August 11, 2005, there were no reportable events (as defined in Item 304(a)(i)(v)) of Regulation S-K except the following:

In Item 9A of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004, management of the Company reported that it had assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 and had identified material weaknesses in internal control as described in the bulleted paragraphs above. Such weaknesses resulted in an adverse opinion from KPMG on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004. The Audit Committee of the Company’s Board of Directors discussed these internal control matters with KPMG and authorized KPMG to respond fully to inquiries from Grant Thornton concerning these matters.

During the years ended December 31, 2004 and December 31, 2003 and the subsequent interim period through August 11, 2005, neither the Company nor anyone on behalf of the Company consulted with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any other matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(iv)) or a reportable event (as described in Regulation S-K Item 304(a)(1)(v)).

Principal Accounting Fees and Services

In August 2005, the Audit Committee of the Company’s Board of Directors appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the year ended December 31, 2005.

KPMG served as the Company’s independent registered public accounting firm for the year ended December 31, 2004 and the subsequent interim period through August 11, 2005. The following table shows the fees billed for 2005 and 2004 for audit and other services provided to the Company by KPMG (in thousands)

	2005	2004
Audit Fees	$999	$530
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$999	$530

The following table shows the fees billed for 2005 for audit and other services provided to the Company by Grant Thornton (in thousands):

2005
Audit Fees	$615
Audit-Related Fees	$—
Tax Fees	$—
All Other Fees	$—
Total	$615

Audit Fees.    This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q Quarterly Reports, audit of controls over financial reporting and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual “management letter” on internal control matters.

Audit Related-Fees.    This category consists of assurance and related services by the Company’s auditors that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include benefit plan audits, consultation on other accounting matters not reported in the “Audit Fees” category, due diligence pertaining to potential business combinations, and evaluating the effect of various accounting issues and changes in professional standards.

Tax Fees.    This category consists of professional services rendered by the Company’s auditors for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees.    This category consists of fees for translation services, subscriptions, net operating loss study, and other miscellaneous items.

Pre-Approval of Audit and Permitted Non-Audit Services.    The Audit Committee charter requires the Company to have the Audit Committee pre-approve all audit and permitted non-audit services from the independent accountants, provided, however, that neither the Committee nor the Company may engage the Company’s independent accountants for the following services:

•	Bookkeeping or other services related to the accounting records or financial statements of the Company;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management or human resources functions;

•	Broker or dealer, investment adviser or investment banking services; or

•	Legal services and expert services unrelated to the audit.

The Company’s management submits requests to the Audit Committee for pre-approval of any such allowable services by the Company’s independent accountants. The Committee may delegate to the Committee Chairperson the authority to pre-approve, on behalf of the Committee, the provision of permitted non-audit services, up to $2,500 per engagement, from the independent accountants as are permitted under the applicable rules and regulations; provided, however, that a report of all non-audit services pre-approved pursuant to this paragraph shall be presented to the Committee at its next scheduled meeting. In 2005, all of the audit and permitted non-audit services rendered by the Company’s independent accountants were approved by the Audit Committee.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Company is asking the stockholders to ratify the appointment of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006. The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Grant Thornton.

Stockholder ratification of the appointment of Grant Thornton as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Audit Committee of the Board of Directors is submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider it as a direction to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

Representatives from Grant Thornton, the Company’s independent registered public accounting firm for the year ended December 31, 2005, are expected to be present at the Annual Meeting, will have the opportunity to make statements if they desire to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of at least a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval of this Proposal

Recommendation of the Audit Committee

The Audit Committee recommends that the stockholders vote FOR the proposal to ratify the selection of Grant Thornton to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership of its common stock as of July 12, 2006 (unless otherwise stated in the footnotes) by: (i) each stockholder that the Company knows is the beneficial owner of more than 5% of the common stock; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all executive officers and directors as a group. Unless otherwise indicated, each of the security holders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Shares Beneficially Owned
Oakleigh Thorne	3,939,495	(1)	17.7%
Douglas H. Kelsall	386,865	(2)	1.7%
Reid E. Simpson	11,486	(3)	*
Thomas L. Dearden	48,289	(4)	*
Robert S. Haimes	131,596	(5)	*
Jack W. Blumenstein	2,659,822	(6)	12.0%
Christopher E. Girgenti	42,185	(7)	*
Jeri L. Korshak	65,784	(8)	*
Robert H. Mundheim	96,838	(9)	*
Blumenstein/Thorne Information Partners I, L.P.	2,622,975	(10)	11.8%
Tiger Technology Management LLC	2,008,306	(11)	9.0%
Federated Investors, Inc.	1,936,815	(12)	8.7%
Gilder, Gagnon, Howe & Co.	1,378,777	(13)	6.2%
William Blair Capital Management LLC	1,070,464	(14)	4.8%
Oakleigh B. Thorne	722,222	(15)	3.3%
All executive officers and directors as a group (12 persons)	4,840,463	(16)	21.1%

___________
*	Less than one percent.
(1)

Includes options to purchase 10,695 shares of the Company’s common stock exercisable within 60 days of July 12, 2006 and a fully vested option granted to Blumenstein/Thorne Information Partners I, L.P. (“BTIP”) to purchase up to 27,665 shares of the Company's common stock. Also includes 2,595,310 shares beneficially owned by BTIP, 75,955 shares owned by the Oakleigh Thorne Irrevocable GST Trust, 247,100 shares owned by the Oakleigh L. Thorne Trust U/A dated December 15, 1976, and 68,500 shares owned by the Oakleigh Thorne GST Trust III. Mr. Thorne is a co-President of Blumenstein/Thorne Information Partners L.L.C, the general partner of BTIP. Mr. Thorne disclaims beneficial ownership of the shares owned by BTIP, except to the extent of his pecuniary interest, if any. The address for Mr. Thorne is One N. LaSalle Street, Suite 1800, Chicago, IL 60602.

(2)

Includes options to purchase 286,944 shares of the Company’s common stock exercisable within 60 days of July 12, 2006. Also includes 4,500 shares held by Mr. Kelsall’s spouse and 1,500 shares held by Mr. Kelsall’s children. The address for Mr. Kelsall is 4900 South Monaco Street, Denver, Colorado 80237.

(3)

Includes 833 shares of the Company’s common stock issuable pursuant to a Share Rights Award within 60 days of July 12, 2006. The address for Mr. Simpson is One North LaSalle Street, Suite 1800, Chicago, Illinois 60602.

(4)

Includes 4,167 shares of the Company’s common stock issuable pursuant to a Share Rights Award within 60 days of July 12, 2006. The address for Mr. Dearden is 2305 Presidents Drive, Salt Lake City, Utah 84120.

(5)	Includes options to purchase 128,500 shares of the Company’s common stock exercisable within 60 days of July 12, 2006. The address for Mr. Haimes is 4900 South Monaco Street, Denver, Colorado 80237.
(6)

Consists of options to purchase 33,347 shares of the Company's common stock exercisable within 60 days of July 12, 2006 and a fully vested option granted to BTIP, to purchase up to 27,665 shares of the Company's common stock. Also consists of 2,595,310 shares beneficially owned by BTIP and 3,500 shares owned by the Jack Wray Blumenstein Contributory IRA. Mr. Blumenstein is a co-President of Blumenstein/Thorne Information Partners L.L.C., the general partner of BTIP. Mr. Blumenstein disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest, if any. The address for Mr. Blumenstein is P.O. Box 871, Lake Forest, Illinois 60045.

(7)

Consists of options to purchase 42,185 shares of the Company's common stock exercisable within 60 days of July 12, 2006. The address for Mr. Girgenti is 1603 Orrington Avenue, Suite 1600, Evanston, Illinois 60201.

(8)

Includes options to purchase 64,784 shares of the Company's common stock exercisable within 60 days of July 12, 2006. The address for Ms. Korshak is c/o eCollege, 4900 South Monaco Street, Denver, Colorado 80237.

(9)

Includes fully vested deferred stock units representing 2,000 shares of the Company’s common stock and options to purchase 43,838 shares of the Company's common stock exercisable within 60 days of July 12, 2006. The address for Mr. Mundheim is 599 Lexington Avenue, Room 1546, New York, New York 10022.

(10)

Includes a fully vested option to purchase up to 27,665 shares of the Company's common stock at an exercise price of $3.875 per share. The address for Blumenstein/Thorne Information Partners I, L.P. is P.O. Box 871, Lake Forest, Illinois 60045.

(11)	The address for Tiger Technology Management LLC is 101 Park Avenue, 48th floor, New York, New York 10178-4700.
(12)	The address for Federated Investors, Inc. is 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779.
(13)	The address for Gilder, Gagnon, Howe & Company is 1775 Broadway, 26th floor, New York, New York 10019.
(14)	The address for William Blair Capital Management LLC is 222 West Adams Street, 13th floor, Chicago, Illinois 60606.
(15)

Excludes shares beneficially owned by BTIP. Mr. Thorne is the beneficiary of a trust that is a limited partner in BTIP. Mr. Oakleigh B. Thorne is the father of Oakleigh Thorne, the Company's Chief Executive Officer.

(16)

Includes 702,958 shares issuable upon the exercise of options and 5,363 shares of the Company’s common stock issuable pursuant to Share Rights Awards, all of which are exercisable or issuable within 60 days of July 12, 2006.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation

The following table sets forth certain information with respect to compensation earned by the Company's Chief Executive Officer and the next four most highly compensated executive officers of the Company serving at the end of 2005 (collectively, the "Named Executive Officers”).

Summary Compensation Table

	Annual Compensation							Long Term Compensation Awards
Name and Principal Position(s)	Year	Salary		Bonus		Other Annual Compensation)		Restricted Stock Award(s)		Securities Underlying Options/SARs (#)		All Other Compensation ($)
Oakleigh Thorne	2005	$374,880		$127,420		$—		—		210,000	(3)	—
Chief Executive Officer	2004	$373,958		—		$25,417	(2)	—		210,000	(3)	—
	2003	$350,000		$295,560	(1)	$28,924	(2)	$402,289	(1)	—		—

Douglas H. Kelsall	2005	$310,265		$89,194		—		$—		150,000	(3)	—
President and Chief Operating Officer	2004	$285,416		$—		—		$—		150,000	(3)	—
	2003	$250,000		$174,671	(4)	—		$232,389	(4)	—		—

Reid E. Simpson	2005	$260,000		$57,024		—		$—		90,000	(3)	—
Chief Financial Officer	2004	$162,000	(5)	$15,600		—		$186,100	(5)	90,000	(3)	—
	2003	$—		$—		—		$—		—		—

Thomas L. Dearden	2005	$206,255		$104,623		—		$—		75,000	(7)	—
Chief Executive Officer,	2004	$178,980		$73,158		—		$—		45,000	(3)	—
Enrollment Division	2003	$27,500	(6)	$32,972	(6)	—		$1,084,500	(6)	—		—

Robert S. Haimes	2005	$213,542		$74,533		—		—		60,000	(3)	—
Senior Vice President, eCollege	2004	$203,350		$42,050		—		—		60,000	(3)	—
and Chief Marketing Officer,	2003	$187,200		$82,219	(8)	—		$71,855	(8)	—		—
Enrollment Division

(1) On August 13, 2003, Mr. Thorne was granted a Share Rights Award of 24,129 shares of the Company’s common stock under the 1999 Plan in consideration for his services to the Company. One third of the shares vested on July 1, 2004 and the balance will vest in eight successive equal quarterly installments beginning October 2004, provided Mr. Thorne continues in employment with the Company. The value of the Share Right Award as of December 31, 2005 was $435,045. Mr. Thorne received an additional bonus of $225,000, one half of which was paid in cash and the remaining half was paid in the form of 5,594 share rights, the value of which was $100,860 as of December 31, 2005. These share rights vested 100% on January 27, 2006.

(2) In 2004, the Company paid $13,403 of Mr. Thorne’s personal travel expenses pursuant to his employment agreement. In addition, prior to 2005 the Company paid certain living expenses for Mr. Thorne, which totaled $12,014 in 2004 and $14,040 in 2003.

(3) Stock appreciation rights were granted to the Named Executive Officers on September 13, 2004 and March 23, 2005 and are exercisable on September 13, 2009 and March 23, 2010, respectively. At the exercise date, if the average fair market value per share of common stock (the “Performance Price”) for the three month period preceding the exercise date (the “Performance Period”) exceeds the base price for a stock appreciation right, then the recipient will be entitled to receive a distribution of shares of common stock with a value calculated by dividing the excess of the Performance Price over the base price per stock appreciation right by the Performance Price. The recipient may elect to receive 10% of his distribution on each of the third and fourth anniversaries of the grant date. Subject to vesting provisions, the distributions will accelerate upon the occurrence of a change in control.

(4) On August 13, 2003 Mr. Kelsall was granted a Share Rights Award of 12,064 shares of the Company’s common stock under the 1999 Plan in consideration for his services to the Company. One third of the shares vested on July 1, 2004 and the balance will vest in eight successive equal quarterly installments beginning October 2004, provided Mr. Kelsall continues in employment with the Company. The value of the Share Right Award as of December 31, 2005 was $217,514. Mr. Kelsall received an additional bonus of $175,000, one half of which was paid in cash and the remaining half was paid in the form of 4,351 share rights, the value of which was $78,449 as of December 31, 2005. These share rights vested 100% on January 27, 2006.

(5) Mr. Simpson joined the Company on May 3, 2004, and the salary and bonus shown for 2004 represent partial year compensation. On May 3, 2004 Mr. Simpson was granted a Share Rights Award of 10,000 shares of the Company’s common stock under the 1999 Plan in consideration for his services to the Company. One third of the shares vested May 3, 2005 and the balance will vest in eight successive equal quarterly installments beginning August 2005, provided Mr. Simpson continues in employment with the Company. The value of the Share Rights Award as of December 31, 2005 was $180,300.

(6) Mr. Dearden joined the Company on October 31, 2003, the date on which the Company acquired Datamark, Inc., and the salary and bonus shown for 2003 represent the portion of his 2003 compensation earned after such date. Pursuant to his employment agreement with the Company, on October 31, 2003 Mr. Dearden was granted a Share Rights Award of 50,000 shares of the Company’s common stock under the 1999 Plan. The shares vest in 24 successive equal monthly installments beginning October 31, 2005, provided Mr. Dearden continues in employment with the Company. The value of the Share Right Award as of December 31, 2005 was $901,500.

(7) In addition to receiving Stock Appreciation Right Awards on September 13, 2004 and March 23, 2005 as described in footnote (3), on May 2, 2005 Mr. Dearden was granted an additional award of 30,000 stock appreciation rights which are exercisable May 2, 2010. At such time, if the average fair market value per share of common stock (the “Performance Price”) for the three month period preceding the exercise date (the “Performance Period”) exceeds the base price for a stock appreciation right, then the recipient will be entitled to receive a distribution of shares of common stock with a value calculated by dividing the excess of the Performance Price over the base price per stock appreciation right by the Performance Price. The recipient may elect to receive 10% of his or her distribution on each of the third and fourth anniversaries of the grant date. Subject to vesting provisions, the distributions will accelerate upon the occurrence of a change in control.

(8) On August 13, 2003 Mr. Haimes was granted a Share Rights Award of 3,485 shares of the Company’s common stock under the 1999 Plan in consideration for his services to the Company. One third of the shares vest on July 1, 2004 and the balance will vest in 8 successive equal quarterly installments beginning October 2004, provided Mr. Haimes continues in employment with the Company. The value of the Share Right Award as of December 31, 2005 was $62,835. Mr. Haimes received an additional bonus of $60,000, one half of which was paid in cash and the remaining half was paid in the form of 1,491 share rights, the value of which was $26,883 as of December 31, 2005. These share rights vested 100% on January 27, 2006.

Stock Appreciation Right Grants in Last Fiscal Year

The following table provides information on the stock appreciation rights granted to the Named Executive Officers during the fiscal year ended December 31, 2005. All rights were granted under the 1999 Plan. Absent promotions or other special circumstances, the Company does not intend to grant additional equity to these individuals for the next four years. No option grants were made to the Named Executive Officers during the 2005 fiscal year.

	Individual Grants					Potential Realizable Value
	Number of Securities Underlying SAR	% of Total SARs Granted to Employees in	Exercise or Base Price		Expiration	at Assumed Annual Rates of Stock Price Appreciation for SAR Term(3)
Name	Granted($)	Fiscal Year	($/Sh)		Date	5% ($)	10% ($)
Oakleigh Thorne	210,000	18.0		(1)	3/23/2010	117,362	646,865
Douglas H. Kelsall	150,000	12.8		(1)	3/23/2010	83,830	462,046
Reid E. Simpson	90,000	7.7		(1)	3/23/2010	50,298	277,228
Thomas L. Dearden	45,000	3.9		(1)	3/23/2010	25,149	138,614
	30,000	2.6		(2)	5/2/2010	16,096	88,719
Robert S. Haimes	60,000	5.1		(1)	3/23/2010	33,532	184,819

(1) These stock appreciation rights were granted on March 23, 2005 and are exercisable on March 23, 2010. At such time, the recipient will be entitled to receive a distribution of shares of common stock with a value calculated by dividing (x) the excess of (A) the Performance Price over (B) the base price per stock appreciation right by (y) the Performance Price. Each stock appreciation right is divided into five (5) equal levels with an assigned base price to each level as follows: Level 1 - $12.672, Level 2 - $13.939, Level 3 - $15.333, Level 4 - $16.866 and Level 5 - $18.553. The recipient may elect to receive 10% of his or her distribution on each of March 23, 2008 and March 23, 2009. Subject to vesting provisions, the distribution will accelerate upon the occurrence of a change in control.

(2) This stock appreciation right was granted on May 2, 2005 and is exercisable on May 2, 2010. At such time, the recipient will be entitled to receive a distribution of shares of common stock with a value calculated by dividing (x) the excess of (A) the Performance Price over (B) the base price per stock appreciation right by (y) the Performance Price. Each stock appreciation right is divided into five (5) equal levels with an assigned base price to each level as follows: Level 1 - $12.166, Level 2 - $13.383, Level 3 - $14.721, Level 4 - $16.193 and Level 5 - $17.812. The recipient may elect to receive 10% of his or her distribution on each of May 2, 2008 and May 2, 2009. Subject to vesting provisions, the distribution will accelerate upon the occurrence of a change in control.

(3) There can be no assurance provided to any executive officer or other holder of the Company’s securities that the actual stock price appreciation over the stock appreciation rights term will be at the 5% and 10% levels or at any other level. Unless the market price of the Company’s common stock appreciates so that the Performance Price is higher than the base price, no value will be realized from these grants.

Aggregated Year-End Option and SAR Exercises and Values

The following table provides information as to options and stock appreciation rights exercised and the value of outstanding options and stock appreciation rights held by the Named Executive Officers at December 31, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options/SARs at December 31, 2005			Value of Unexercised In-the- Money Options/SARs at December 31, 2005(1)
Name	on Exercise	Realized	Exercisable		Unexercisable	Exercisable	Unexercisable
Oakleigh Thorne	972,335	$6,921,866	27,665/0	(2)	0	$391,598	$0
	—	—	10,695/0		0/420,000	$151,655	$1,851,780
Douglas H. Kelsall	—	—	286,944/0		0/300,000	$3,096,258	$1,322,700
Reid E. Simpson	—	—	0		0/180,000	$0	$793,620
Thomas L. Dearden	—	—	0		0/120,000	$0	$492,060
Robert S. Haimes	—	—	128,500/0		0/120,000	$1,390,005	$529,080

(1)

Whether an option or SAR is “in-the-money” is determined by subtracting the exercise price of the option (or base price of the SAR) from the closing price for the common stock as reported by the Nasdaq on December 31, 2005 ($18.03). If the amount is greater than zero, the option or SAR is “in-the-money.”

(2)

Represents fully vested options granted to BTIP, an investment fund affiliated with Mr. Thorne, in lieu of salary, benefits and other compensation to Mr. Thorne in 2000 and 2001. The Compensation Committee awarded this stock option grant to BTIP to provide the limited partners of BTIP with a significant equity incentive to contribute Mr. Thorne’s services to the financial success of the Company and to align his interests with those of the Company’s stockholders. Of these options for 1,000,000 shares, options for 200,000 shares have an exercise price of $3.875, the fair market value of the Company’s common stock on date of grant; options for the remaining 800,000 shares have an exercise price of $3.875 based on the Company having met certain stock price performance criteria. Options for 955,760 of such shares were exercised on February 1, 2005 and options for 16,575 of such shares were exercised on March 23, 2005.

Employment Agreements

The Company has entered into employment agreements with the Named Executive Officers. On August 10, 2004, the Company entered into agreements with Messrs. Thorne, Kelsall and Simpson. Mr. Thorne’s agreement provides for an annual salary and bonus potential of 90% of base salary. Mr. Kelsall’s agreement provides for an annual salary and bonus potential of 75% of base salary. Mr. Simpson’s agreement provides for an annual salary and bonus potential of 60% of base salary. Each such agreement also provides that the employee is entitled to receive a specified percentage of the equity pool established under a new long-term equity plan as approved by the Compensation Committee. The Compensation Committee subsequently approved a long-term stock incentive plan pursuant to which each of the Named Executive Officers received stock appreciation rights as described in footnote (3) to the Summary Compensation Table shown above. The agreements of Messrs. Thorne, Kelsall and Simpson also provide that future long-term equity compensation will be determined by the Compensation Committee. In the event of termination by the Company without cause or by Messrs. Thorne, Kelsall or

Simpson for good reason, the employee will receive severance payments equal to one year’s salary, plus a pro rated target bonus through the date of termination (assuming satisfaction of pro-rated performance objectives), plus one year’s target bonus. In addition to severance, the employee will vest immediately in any equity incentives outstanding on the contract date that would otherwise vest within one year of the termination date. In the event of a termination without cause or for good reason within two years following a change in control, Messrs. Thorne and Kelsall will receive the severance described above plus an additional year of salary and Mr. Simpson will receive the severance described above plus an additional six months of salary. The agreements provide that upon a change in control, all equity incentives held by Messrs. Thorne, Kelsall and Simpson (other than stock appreciation rights) will vest, and all restrictions on their stock will lapse.

Upon the closing of the Datamark acquisition, the Company entered into an employment agreement with Mr. Dearden dated September 15, 2003. The agreement provides for an annual base salary and a target bonus of 80% of base salary. The agreement also provides that Mr. Dearden will receive 50,000 share rights, which were issued to him on October 31, 2003. Upon termination without cause or for good reason, Mr. Dearden is entitled to receive severance equal to six months’ salary plus his pro rata bonus through the termination date, and vesting of his share rights (but not his stock appreciation rights) will accelerate.

On September 6, 2002, the Company entered into an employment agreement with Mr. Haimes. The agreement provides for an annual salary and bonus potential of 60% of base salary. The agreement also provides that Mr. Haimes may receive equity compensation from time to time as determined by the Compensation Committee or the Chief Executive Officer. In the event of a termination without cause, Mr. Haimes is entitled to receive six months’ salary as severance.

Each of the contracts between the Company and its Named Executive Officers includes the following terms:

•	Standard benefits including vacation days, participation in a flexible reimbursement plan and medical/dental insurance;

•	Employment may be terminated by eCollege or employee at any time and for any reason;

•	Non-competition and non-solicitation provisions ranging from six months to two years from the date of separation;

•	Confidentiality provisions;

•	Assignment of ideas and inventions; and

•	Nondisparagement provisions.

COMPENSATION COMMITTEE REPORT

Compensation Philosophy

The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each executive officer's compensation contingent upon the performance of the Company and/or its divisions as appropriate, as well as upon the executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary which reflects individual performance and is designed to attract and retain executive talent; (ii) annual variable performance awards payable in cash and tied to achievement by the Company or a division of certain revenue and profitability milestones (variable performance awards for the year ended December 31, 2005 were also tied to the executive’s performance as compared to individual objectives); and (iii) long-term equity-based incentive awards which link executive officer compensation to the long-term performance of the Company's stock price. As an executive officer's level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer's total compensation be dependent upon performance and stock price appreciation rather than base salary. The Compensation Committee makes subjective determinations, which seek to take the foregoing philosophy and the following factors into consideration.

Specific Factors

The primary factors that the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 2005 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply different factors, particularly different measures of financial and/or personal performance, in setting executive compensation for future fiscal years.

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Base Salary. The 2005 base salaries of Messrs. Thorne, Kelsall, Simpson and Dearden were established in their respective employment agreements and the 2005 base salary of Mr. Haimes was determined by the Chief Executive Officer and approved by the Compensation Committee. The base salary levels were established on the basis of the following factors: personal performance; job knowledge and skills; level of responsibility and authority relative to other positions in the Company; demonstrated teamwork; the estimated salary levels in effect for similar positions at companies within and outside the Company's industry with which the Company competes for executive talent; internal comparability considerations; and adherence to the Company's core values. Base salaries are reviewed on an annual basis, and adjustments are made when deemed appropriate based on the factors indicated above.

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Annual Incentive Compensation. Each executive officer may also earn an incentive bonus with respect to each fiscal year based on achievement of certain performance milestones. In 2005, the bonuses of the Named Executive Officers were calculated (subject to adjustment as described below) with reference to both Company and/or divisional objectives and personal objectives. Ninety percent (90%) of each executive officer’s bonus opportunity was based on the performance of the Company (for all Named Executive Officers) and the Enrollment Division (for Messrs. Dearden and Haimes) as compared to revenue and earnings targets established by the Compensation Committee early in 2005. The remaining ten percent (10%) of each executive officer’s bonus opportunity was based on personal objectives which were developed by the Chief Executive Officer and, after discussion, approved by the Compensation Committee early in 2005. Following the calculation of each executive’s unadjusted bonus, the Chief Executive Officer and President/Chief Operating Officer recommended to the Compensation Committee, and the Compensation Committee after discussion approved, certain adjustments thereto. In 2006, the Company intends to base incentive bonus payments entirely on the achievement of Company and/or divisional objectives.

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Equity Incentives. Prior to 2004, equity incentives were provided to executive officers primarily through periodic (generally annual) grants of stock options or share rights under the 1999 Plan. In September 2004 the Compensation Committee approved and implemented a new performance-based compensation program under which the Named Executive Officers and other executives and managers received stock appreciation rights (“SARs”). The SARs, which are intended to replace the option and share rights programs previously in effect, allow participants to earn a distribution of shares of common stock based on the appreciation in the share price over a five-year performance period. The SARs grants are designed to align the interests of each executive officer with those of the stockholders over an extended period and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. SARs were awarded to the Named Executive Officers in two equal grants, one in September of 2004 and one in March of 2005. The number of SARs awarded to each Named Executive Officer was intended to create a meaningful performance incentive based on the executive’s current position with the Company, the base salary associated with the position, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the term of the award and the individual’s personal performance in recent periods. Mr. Dearden received an additional SARs grant in May 2005 upon his promotion to the position of Chief Executive Officer of the Enrollment Division. Absent other promotions or special circumstances as determined by the Compensation Committee, the Company does not intend to grant additional equity incentives to the Named Executive Officers before September 2009.

For the fiscal year 2005, at the Company's expense, the Compensation Committee retained an independent compensation consultant to review and make recommendations on the compensation of the Company's Chief Executive

Officer and his direct reports. Apart from providing services to the Compensation Committee, the independent compensation consultant had no relationship to the Company's Board of Directors or management.

Compensation of the Chief Executive Officer

In August 2004, the Company entered into an employment agreement with Mr. Thorne which provides for an annual salary of $375,000 per year and a bonus potential of 90% of his base salary, or $337,500. Mr. Thorne’s salary was not adjusted in fiscal year 2005. Based upon the Company’s revenue and free cash flow in 2005 compared to the targets established at the beginning of the year by the Compensation Committee and the Compensation Committee’s assessment of Mr. Thorne’s individual performance compared to his previously-established objectives, Mr. Thorne received a bonus of $127,420, approximately 38% of his total bonus opportunity.

Mr. Thorne’s agreement provides for long-term incentive compensation in a form to be determined by the Compensation Committee of the Board of Directors. In September 2004, Mr. Thorne received SARs representing 210,000 shares of Common Stock, and in March 2005 he received SARs representing an additional 210,000 shares. See “Executive Compensation and Related Information - Summary Compensation.” In determining Mr. Thorne's compensation package, the Compensation Committee considered the analysis and recommendations of the independent compensation consultant. Mr. Thorne was not present during any Compensation Committee discussions involving his compensation.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Company’s executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid to the Company's executive officers for the 2005 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for the 2006 fiscal year will exceed that limit. The 1999 Plan is structured so that any compensation deemed paid to an executive officer in connection with the vesting of share rights or the exercise of options with exercise prices (or base prices in the case of SARs) at least equal to the fair market value of the common stock on the grant date that are granted by a committee comprised solely of "outside directors" will qualify as performance-based compensation not subject to the $1 million limitation. Because it is unlikely that the compensation payable (excluding performance based-compensation) to any of the Company's executive officers in the near future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million limit.

The Compensation Committee believes that the executive compensation policies and programs in effect for the Company's executive officers provide an appropriate level of total remuneration which properly aligns the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by:
Robert H. Mundheim (Chairman) Christopher E. Girgenti Jeri L. Korshak
Members of the Compensation Committee

AUDIT COMMITTEE REPORT

The Audit Committee has received the written disclosures and letter from Grant Thornton required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with Grant Thornton their independence.

The Audit Committee has discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

The Audit Committee also reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2005, with management and Grant Thornton. Management has the responsibility for the preparation of the Company's financial statements and the Company’s independent registered public accounting firm has the responsibility for auditing those statements.

The Audit Committee has also considered whether the provision of non-audit services by Grant Thornton to the Company is compatible with maintaining the independence of Grant Thornton. In accordance with the requirements of the Sarbanes-Oxley Act of 2002, all services to be provided by Grant Thornton are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. The Chairman of the Audit Committee is authorized to pre-approve non-audit services, up to $2,500 per project; provided, however, that such approval must be ratified at the next Audit Committee meeting by the full Audit Committee. The Sarbanes-Oxley Act of 2002 prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest. The Company has not obtained any of these services from Grant Thornton and the Company is able to obtain such services from other service providers at competitive rates. See "Principal Accounting Fees and Services" for more information regarding fees paid to Grant Thornton for services in the fiscal year 2005.

Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company's fiscal year ended December 31, 2005 be included in the Company's Annual Report on Form 10-K, for filing with the SEC.

Submitted by:
Christopher E. Girgenti (Chairman) Robert H. Mundheim Jeri L. Korshak
Members of the Audit Committee

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of the cumulative total return on the common stock, based on the market price of the common stock assuming reinvestment of dividends, with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and a Peer Group, for the period beginning December 31, 2000 and ending December 31, 2005.

(1)	The graph assumes that on December 31, 2000, $100 was invested in common stock and in each index, and all dividends were reinvested. No cash dividends have been declared on the Company’s common stock.
(2)	Stockholder returns over the indicated period should not be considered indicative of future stockholder results.
(3)

The Company's Peer Group consists of eight public companies engaged in various aspects of the eLearning industry, and includes: Blackboard, Inc. (BBBB), Centra Software, Inc. (CTRA), Healthstream, Inc. (HSTM), Saba Software, Inc. (SABA), Scientific Learning Corporation (SCIL), SkillSoft PLC (SKIL), VCampus Corporation (VCMP) and WebEx Communications, Inc. (WEBX). Blackboard, Inc. is included in the Company’s Peer Group since June 18, 2004, the date of its public offering.

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings made under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the SEC and will not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into indemnification agreements with our non-employee directors, Messrs. Blumenstein, Girgenti and Mundheim and Ms. Korshak.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the Nasdaq National Market reports of ownership of Company securities and changes in reported ownership. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2005, the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except for the two reports that were inadvertently filed late as described below. A Form 4 for Jack W. Blumenstein, a director, was filed on May 31, 2005 for a purchase of shares that occurred on May 24, 2005. A Form 4 for Mr. Blumenstein was filed on November 28, 2005 for a sale of shares that occurred on November 22, 2005.

CODE OF ETHICS

We have adopted a code of ethics which is applicable to all of our employees and directors. We have posted the Code of Ethics, titled "Code of Business Conduct and Ethics", on our website at www.eCollege.com, and any waivers of our Code of Business Conduct and Ethics will be disclosed on our website. Information on our website is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

ANNUAL REPORT

A copy of the Annual Report of the Company for the fiscal year ended December 31, 2005 (the "Annual Report") is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

FORM 10-K

The Company filed an Annual Report on Form 10-K with the SEC on March 16, 2006. Stockholders may obtain a copy of this report, without charge, by writing to Investor Relations at the Company's principal executive office located at One North LaSalle Street, Suite 1800, Chicago, Illinois 60602.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Under SEC Rule 14a-8 under the Exchange Act, stockholder proposals for the 2007 Annual Meeting of Stockholders will not be included in the Proxy Statement for that meeting unless the proposal is proper for inclusion in the Proxy Statement and for consideration at the 2007 Annual Meeting, and is received by the Secretary of the Company at the Company’s executive offices, which are located at One N. LaSalle St., Suite 1800, Chicago, IL 60602,

no later than May 9, 2007, which is 120 days before the anniversary date of the release of this proxy statement to stockholders. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as the Company’s By-Laws, which contain requirements that are separate and apart from the requirements of SEC Rule 14a-8. Pursuant to the Company’s By-Laws, stockholders desiring to bring business before the 2007 Annual Meeting including nomination of a person for election to the Company’s Board of Directors, must provide written notice to the Secretary of the Company at the Company’s executive offices no earlier than April 9, 2007 and no later than May 9, 2007. The written notice must include the information required by Section 11 of the By-Laws which are posted on our website at www.eCollege.com.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

The Board of Directors of eCollege.com

Dated: August 9, 2006

eCollege.com

PROXY

Annual Meeting of Stockholders, September 6, 2006

This Proxy is Solicited on Behalf of the Board of Directors of eCollege.com

The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held September 6, 2006, and the Proxy Statement and appoints Oakleigh Thorne and Reid Simpson, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of eCollege.com (the "Company") that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at One North LaSalle Street, Suite 1800, Chicago, Illinois 60602, on Wednesday, September 6, 2006, at 10:00 a.m., local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

The Board of Directors recommends a vote IN FAVOR OF each director listed below and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of each of the directors listed below and IN FAVOR OF the other proposals and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting.

1.	To elect directors to serve for a one-year term or until the successors are duly elected and qualified.

		FOR	WITHHOLD AUTHORITY TO VOTE
	Oakleigh Thorne	☐	☐
	Jack W. Blumenstein	☐	☐
	Christopher E. Girgenti	☐	☐
	Douglas H. Kelsall	☐	☐
	Jeri L. Korshak	☐	☐
	Robert H. Mundheim	☐	☐
2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.				☐	☐	☐
					FOR	AGAINST	ABSTAIN
3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.				☐	☐	☐
					FOR	AGAINST	ABSTAIN

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:		________________________________________________________
(Print name(s) on certificate(s))
Please sign your name:	___________________________________________			Date:	____________________
(Authorized Signature(s))